UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2009

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	814-00709	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Rotunda, 4201 Congress, Suite 145, Charlotte, NC	28209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-5122

Registrant’s facsimile number, including area code: (704) 366-2463

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On May 13, 2009, Chanticleer Holdings, Inc. (the “Company”) received a written notification terminating that certain asset purchase agreement entered into by the Company, Texas Wings Incorporated (“TWI”), Owl Acquisition Holdings Corp., Texas Wings Incorporated, and a number of related parties, on July 8, 2008 (the “APA”).  The APA, a copy of which was filed as an exhibit to a Form 8-K filed by the Company on July 14, 2008, provided for the acquisition by the Company of substantially all of the assets of TWI and its 45 related Hooters branded restaurants for a total consideration of approximately $106 million.

The termination notice was sent on behalf of TWI, which served as the Seller Representative under the APA.  The APA was terminated because one or more conditions to closing could not be timely satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANTICLEER HOLDINGS, INC. a Delaware Corporation

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer
Dated: May 21, 2009